UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2021

ALBIREO PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33451 (Commission File Number)	90-0136863 (IRS Employer Identification No.)

10 Post Office Square, Suite 1000 Boston, Massachusetts (Address of principal executive offices)	02109 (Zip Code)

(857) 254-5555

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALBO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

Hi Marley Sublease

On December 6, 2021, Albireo Pharma, Inc. (“Albireo”) and Hi Marley, Inc. (“Hi Marley”), as subtenant, entered into a sublease agreement (the “Hi Marley Sublease”), pursuant to which Albireo agreed to sublease to Hi Marley 14,734 rentable square feet of office space located at 10 Post Office Square, Boston, Massachusetts, Albireo’s current principal executive offices (the “Hi Marley Subleased Premises”). The Hi Marley Sublease is subject and subordinate to that certain Office Lease Agreement by and between Albireo, as tenant, and NS Boston III PO Owner LLC, as landlord (the “NS Boston III”), dated February 7, 2017 (as amended, the “Albireo Lease”). Hi Marley agreed to use the Hi Marley Subleased Premises for general office use.

The term of the Hi Marley Sublease will commence on the latest to occur of (i) April 1, 2022; (ii) the date on which Albireo delivers possession of the Hi Marley Subleased Premises to Hi Marley in the required condition as set forth in the Hi Marley Sublease; and (iii) the date on which NS Boston III delivers its written consent to such sublease (such latest date, the “Hi Marley Commencement Date”) and will expire on October 31, 2026 (the “Hi Marley Sublease Term”), unless earlier terminated pursuant to the terms of the Hi Marley Sublease.

Following a one-month rent abatement period, Hi Marley will be obligated to make monthly rent payments in an amount beginning at approximately $68,759 and increasing by approximately 2% annually for the term of the Hi Marley Sublease. In addition, Hi Marley is responsible under the Hi Marley Sublease for specified costs and charges, including certain operating expenses, utilities, taxes and insurance.

In addition, the Hi Marley Sublease contains customary events of default that entitle Albireo, among other things, to terminate the Hi Marley Sublease and recover from Hi Marley the rent payments remaining to be paid by Hi Marley for the balance of the Hi Marley Sublease Term. The specified events of default include, among others, nonpayment of rent or other amounts due and payable by Hi Marley under the Hi Marley Sublease, an uncured breach of a covenant under the Hi Marley Sublease and certain bankruptcy and insolvency events.

Albireo Sublease

On December 7, 2021, Albireo and Institute For Healthcare Improvement (“IFHI”) entered into a sublease agreement (the “Albireo Sublease”), pursuant to which IFHI agreed to sublet to Albireo the approximately 26,962 rentable square feet of office space that IFHI currently leases at 53 State Street, Boston, Massachusetts, which Albireo plans to use as its principal executive offices (the “Albireo Subleased Premises”). The Albireo Sublease is subject and subordinate to that certain Office Lease Agreement by and between IFHI, as tenant, and 53 State Property, L.P., as landlord (“53 State Property”), dated June 29, 2017 (as amended, the “IFHI Lease”).

The Albireo Sublease will become effective upon receipt of consent from 53 State Property (the “Landlord Consent”). The Albireo Sublease provides that the term of the Albireo Sublease for the Albireo Subleased Premises will commence upon the earlier of (a) March 1, 2022, and (b) Albireo’s use of the Albireo Subleased Premises for the permitted use as set forth in the Albireo Sublease (the “Albireo Commencement Date”); provided, that the Albireo Commencement Date will not occur prior to December 15, 2021, which is the date upon which IFHI agreed to deliver the Albireo Subleased Premises to Albireo. The term of the Albireo Sublease will expire on January 31, 2030 (the “Albireo Sublease Term”) unless earlier terminated pursuant to the terms of the Albireo Sublease.

Commencing six (6) months after the Albireo Commencement Date assuming the Albireo Commencement Date is no later than March 1, 2022, Albireo is obligated to pay IFHI monthly base rent in an amount beginning at approximately $123,576 and increasing by approximately 2% annually for the term of the Albireo Sublease. In addition, Albireo is responsible under the Albireo Sublease for specified costs and charges, including certain operating expenses, utilities, taxes and insurance.

The Albireo Sublease contains customary provisions allowing IFHI to terminate the Albireo Sublease upon the termination of the IFHI Lease. In addition, the Albireo Sublease contains customary events of default that entitle IFHI, among other things, to terminate the Albireo Sublease and recover from Albireo the rent payments remaining to be paid for the balance of the Albireo Sublease Term. The specified events of default include, among others, nonpayment of rent or other amounts due and payable by Albireo under the Albireo Sublease, an uncured breach of a covenant under the Albireo Sublease and certain bankruptcy and insolvency events.

The foregoing description of the Hi Marley Sublease and the Albireo Sublease does not purport to be complete and is qualified in its entirety by reference to the full text of the Hi Marley Sublease and the Albireo Sublease, which will be filed with Albireo’s Annual Report on Form 10-K for the year ending December 31, 2021.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2021, Patrick T. Horn, M.D., Ph.D, Albireo’s Chief Medical Officer, resigned effective as of December 31, 2021 to pursue other opportunities. Dr. Jan Mattsson, Albireo’s Chief Scientific Officer and a co-founder of Albireo, will assume the role of interim head of research and development, leading research and development of early and late-stage assets and programs. Dr. Horn’s departure was not the result of any disagreement regarding any matter relating to Albireo’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On December 9, 2021, Albireo issued a press release announcing the departure of Dr. Horn from Albireo. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Albireo Pharma, Inc. on December 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBIREO PHARMA, INC.

Date: December 9, 2021	/s/ Ronald H.W. Cooper
Name: Ronald H.W. Cooper
Title President and Chief Executive Officer